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                                                                 EXHIBIT (a)(32)

                               AMENDMENT NO. 26 TO
                    AMENDED AND RESTATED DECLARATION OF TRUST
                            OF PILGRIM MUTUAL FUNDS

         THIS AMENDMENT NO. 26 TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF PILGRIM MUTUAL FUNDS is made as of the 20th day of February, 2002 by the undersigned, constituting a majority of the Trustees of the Trust.

         WHEREAS, the Board of Trustees has authorized the filing of an amendment to the Certificate of Trust of the Trust changing its name to "ING Mutual Funds" effective upon filing with the state of Delaware; and

         WHEREAS, effective as of such date, the Board of Trustees wish to revise the names of the following series of the Trust to replace the phrase "Pilgrim" with the phrase "ING":

                    Pilgrim International Core Growth Fund;
                    Pilgrim Worldwide Growth Fund;
                    Pilgrim International SmallCap Growth Fund;
                    Pilgrim Emerging Countries Fund;
                    Pilgrim LargeCap Growth Fund;
                    Pilgrim MidCap Growth Fund;
                    Pilgrim SmallCap Growth Fund;
                    Pilgrim Convertible Fund;
                    Pilgrim Balanced Fund;
                    Pilgrim High Yield Fund II;
                    Pilgrim Strategic Income Fund; and
                    Pilgrim Money Market Fund

         NOW, THEREFORE, the Board of Trustees hereby amends the Declaration of Trust as follows:

         1. The first sentence of Section 1.1 of the Declaration of Trust is amended to change the name of the Trust to "ING Mutual Funds."

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         2. The second sentence of Section 8.8 of the Declaration of Trust is hereby amended and restated to read in full as follows:

"Without limiting the authority of the Trustees set forth in this Section 8.8 to establish and designate any further series, the Trustees hereby establish and designate twelve series, as follows:

                    ING International Core Growth Fund;
                    ING Worldwide Growth Fund;
                    ING International SmallCap Growth Fund;
                    ING Emerging Countries Fund;
                    ING LargeCap Growth Fund;
                    ING MidCap Growth Fund;
                    ING SmallCap Growth Fund;
                    ING Convertible Fund;
                    ING Equity and Income Fund;
                    ING High Yield Opportunity Fund;
                    ING Strategic Income Fund; and
                    ING Money Market Fund"

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         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

/s/ John G. Turner                                   /s/ Jock Patton
--------------------------                           ---------------------------
John G. Turner                                       Jock Patton

/s/ Paul S. Doherty                                  /s/ David W.C. Putnam
--------------------------                           ---------------------------
Paul S. Doherty                                      David W.C. Putnam

                                                     /s/ Blaine E. Rieke
                                                     ---------------------------
                                                     Blaine E. Rieke

/s/ Walter H. May                                    /s/ Richard A. Wedemeyer
--------------------------                           ---------------------------
Walter H. May                                        Richard A. Wedemeyer

/s/ Thomas J. Mcinerney
--------------------------
Thomas J. Mcinerney